Exhibit 770 – August 31, 2010

As listed below, during the covered period, the Registrant engaged in certain transactions pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended. Each of the Rule 10f-3 transactions was conducted in accordance with the pricing and other requirements of Rule 10f-3 and the Registrant’s policies and procedures to ensure compliance with Rule 10f-3.  These transactions were presented to and reviewed by the Registrant’s Board of Trustees on a quarterly basis.  The Registrant is filing this Exhibit to ensure that all of the Rule 10f-3 transactions are reported pursuant to Item 77O of Form N-SAR.

Trust	Fund Name	CUSIP	Issuer/ Security Description	Note/ Bond/ Equity	Purchase Date	Selling Broker*	Face Value Bond / # of Shares Purchased	Share Price / Par	Amount Paid By Fund
Bank of America Funds Series Trust	Columbia Tax-Exempt Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Morgan Stanley	21,000,000	100.00000	$21,000,000
Bank of America Funds Series Trust	Columbia Tax-Exempt Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Goldman Sachs	1,750,000	100.00000	$1,750,000
Bank of America Funds Series Trust	Columbia Tax-Exempt Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Jefferies & Co	1,750,000	100.00000	$1,750,000
Bank of America Funds Series Trust	Columbia Tax-Exempt Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Barclays	1,750,000	100.00000	$1,750,000
Bank of America Funds Series Trust	Columbia Tax-Exempt Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Citigroup	3,500,000	100.00000	$3,500,000
Bank of America Funds Series Trust	Columbia Tax-Exempt Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Fidelity	1,750,000	100.00000	$1,750,000
Bank of America Funds Series Trust	Columbia Tax-Exempt Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	JPMorgan	3,500,000	100.00000	$3,500,000

Bank of America Funds Series Trust	Columbia Municipal Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Morgan Stanley	21,600,000	100.00000	$21,600,000
Bank of America Funds Series Trust	Columbia Municipal Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Goldman Sachs	1,800,000	100.00000	$1,800,000
Bank of America Funds Series Trust	Columbia Municipal Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Jefferies & Co	1,800,000	100.00000	$1,800,000
Bank of America Funds Series Trust	Columbia Municipal Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Barclays	1,800,000	100.00000	$1,800,000
Bank of America Funds Series Trust	Columbia Municipal Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Citigroup	3,600,000	100.00000	$3,600,000
Bank of America Funds Series Trust	Columbia Municipal Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	Fidelity	1,800,000	100.00000	$1,800,000
Bank of America Funds Series Trust	Columbia Municipal Reserves	57582PUH1	The Commonwealth of Massachusetts General Obligation 1.000 02/01/2011	Bond	3/12/2010	JPMorgan	3,600,000	100.00000	$3,600,000
Bank of America Funds Series Trust	Columbia Tax-Exempt Reserves	57563CAB8	Massachusetts Department of Transportation 0.00 01/01/2037	Bond	4/14/2010	JP Morgan	37,000,000	100.00000	$37,000,000
Bank of America Funds Series Trust	Columbia Massachusetts Municipal Reserves	57563CAA0	Massachusetts Department of Transportation 0.00 01/01/2029	Bond	4/14/2010	Citigroup	8,200,000	100.00000	$8,200,000
Bank of America Funds Series Trust	Columbia Municipal Reserves	57563CAG7	Massachusetts Department of Transportation 0.00 01/01/2029	Bond	4/14/2010	Citigroup	28,230,000	100.00000	$28,230,000
*Rule 10f-3 transactions in which a fund purchased securities from an underwriting syndicate in which an affiliated underwriter participated as a syndicate manager or member.